JPMorgan Funds - J.P. Morgan Mutual Fund Investment Trust
Rule 10f-3 Transactions
For the period from January 1, 2010 to June 30, 2010

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Growth Advantage Fund
Trade Date 4/22/10
Issuer Phillips-Van Heusen (PVH) Secondary
Cusip 71859210
Shares 15,300
Offering Price $66.50
Spread $2.83
Cost $1,017,450
Dealer Executing Trade Barclays Bnk Plc
% of Offering  purchased by firm 5.37%
Syndicate Members BofA Merrill Lynch, Barclays Capital, Credit Suisse, Deutsche Bank Securities, RBC Capital Markets, BBVA Securities, Credit Agricole CIB, Fortis Bank Nederland, HSBC, J.P. Morgan, Scotia Capital , Sun Trust Robinson Humphrey
Fund JPMorgan Growth Advantage Fund
Trade Date 6/29/10
Issuer Tesla Motors, Inc. (TSLA) IPO
Cusip 88160R10
Shares 85,600
Offering Price $17.00
Spread $1.11
Cost $1,455,200
Dealer Executing Trade Goldman Sachs and Company
% of Offering  purchased by firm 3.34%
Syndicate Members Goldman Sachs & Company, Morgan Stanley, J.P. Morgan, Deutsche Bank Securities